EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Amendment No.1 to the Registration Statement on Form S-1/A of our report dated April 16, 2010 with respect to the audited consolidated financial statements of Qingdao Footwear, Inc. for the years ended December 31, 2009 and 2008.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP
www.malone−bailey.com
Houston, Texas

August 2, 2010